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                                                                     EXHIBIT 5.1




                                  [Letterhead]




                                February 7, 2001



Board of Directors
Stericycle, Inc.
28161 North Keith Drive
Lake Forest, Illinois 60045

                     Re:   Registration Statement on Form S-8 --
                           2000 Nonstatutory Stock Option Plan

Gentlemen:

     We have acted as counsel to Stericycle, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 750,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be issued upon the exercise of options granted or to be granted under the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan, as amended (as amended, the "Plan").

     As such counsel, we have examined the Registration Statement, the Company's certificate of incorporation and by-laws, each as amended to date, minutes of meetings and records of proceedings of the Company's Board of Directors and stockholders, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion. In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.

     On the basis of our examination, we are of the opinion that the Company has duly authorized and reserved the Shares for issuance upon the exercise of options granted or to be granted under the Plan and that, when issued upon the exercise and in accordance with the terms of options granted or to be granted under the Plan (including, but not limited to, the terms of payment of the option price), the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of our opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ JOHNSON AND COLMAR


                                             JOHNSON AND COLMAR